NewBridge Global Ventures Appoints Eric Baum to Board of Directors

Baum brings 20 years of Business and Corporate Strategy Experience across Multiple Industries

Alameda, CA, May 13, 2019 -- NewBridge Global Ventures, Inc. (“NewBridge” or the “Company”), (OTCQB: NBGV), a vertically integrated processing company focused on the legal and regulated cannabis and hemp industries, today announced the appointment of Eric Baum to its Board of Directors. The appointment is effective immediately and increases the Company’s Board to six directors, three of which are independent.

Mr. Baum brings to the board a 20 year history of business and corporate strategy experience across multiple industries including life sciences, cannabis, education, travel, technology and real estate. Currently, Mr. Baum is a co-founder and managing director of Solidea Capital, a private equity and venture advisory firm and a managing director and member of the executive leadership team at Acquis Consulting Group, a management consulting firm that specializes in key service areas. Additionally, Mr. Baum is a founding partner of Summit Holdings, a real estate investment firm and a member of several angel investment groups as well as a member of the Young Entrepreneur Council (YEC). Most recently, he was appointed to the Board of Directors of KushCo Holdings (KSHB) the nation’s largest and most respected premier producer of vaporizer products, packaging, supplies, and accessories to the cannabis sector.

“Eric Baum’s expertise in advising executive leadership of established and emerging companies, especially in the cannabis and life science industries, will serve NewBridge well as we continue to execute on our strategy to become a leading hemp and cannabis processor,” said Robert Bench, Interim President and CFO.  “On behalf of the NewBridge team, we look forward to Eric’s counsel and welcome him. Eric is now the third independent director on the NewBridge Board of Directors, which meets best practice corporate governance guidelines, an important goal of the Board and management team.”

“I’m impressed with the team at NewBridge Global Ventures that has put together; best of breed technology and partnerships in the cannabis and hemp space,” commented Eric Baum. “This includes its exclusive Shockwave Power™ extraction technology and the recently announced joint ventures with the King Family in New Mexico, Innovative Separations in Oregon, and Apothio in California, Colorado and Kentucky, that together with the work of CTO Dr. John MacKay, a noted expert on extraction, puts the Company on a path to industry leadership.”

Mr. Baum actively serves as a Director in several public and private companies. In addition to serving as a member of the Compensation and Audit Committees of KushCo Holdings, he is also a Board member, Chairman of the Compensation Committee and a member of the Audit Committee at ChemioCare, a pharmaceutical company. Mr. Baum graduated as Valedictorian with a Bachelor of Business Administration degree from Emory University.

About NewBridge Global Ventures (OTCQB: NBGV)

NewBridge Global Ventures is a vertically integrated processing company serving the cannabis and hemp industries. Our portfolio of companies supports our mission and technology to become a leading, international cannabis and hemp processor. Led by our patented Shockwave Power™ Technology and proprietary separation techniques, NewBridge solves a costly bottleneck by eliminating the need for drying, curing and storing biomass prior to processing. The technology accomplishes this without the use of any solvents; instead using water and low-pressure energy waves to gently separate the oil from the plant. For more information go to: newbridgegv.com

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts:

Bob Bench, Interim President

bob@newbridgegv.com

801-362-2115

Investors:

Kirin Smith / Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

646.863.6519